SOS Hydration Inc.
2013 Stock Incentive Plan

Table of Contents

Page

Article 1. Effective Date, Objectives and Duration	1
1.1 Effective Date of the Plan.	1
1.2 Objectives of the Plan.	1
1.3 Duration of the Plan.	1
Article 2. Definitions	1
2.1 “Affiliate”	1
2.2 “Award”	1
2.3 “Award Agreement”	1
2.4 “Board”	1
2.5 “Cause”	2
2.6 “Code”	2
2.7 “Committee”	2
2.8 “Common Stock”	2
2.9 “Disability”	2
2.10 “Eligible Person”	2
2.11 “Exchange Act”	2
2.12 “Fair Market Value”	2
2.13 “Grant Date”	3
2.14 “Grant Price”	3
2.15 “Grantee”	3
2.16 “Holder”	3
2.17 “Immediate Family”	3
2.18 “Incentive Stock Option”	3
2.19 “including” or “includes”	3
2.20 “Non-Qualified Stock Option”	3
2.21 “Option”	3
2.22 “Option Price”	3
2.23 “Option Term”	3
2.24 “Parent”	3
2.25 “Period of Restriction”	3
2.26 “Permitted Transferee”	3
2.27 “Person”	3
2.28 “Restricted Shares”	4
2.29 “Rule 16b-3”	4
2.30 “SEC”	4
2.31 “Section 16 Non-Employee Director”	4
2.32 “Section 16 Person”	4
2.33 “Share”	4
2.34 “SAR Term”	4
2.35 “Stock Appreciation Right” or “SAR”	4
2.36 “Subsidiary”	4

2.37 “Surviving Company”	4
2.38 “Ten Percent Owner”	4
2.39 “Termination of Affiliation”	4
Article 3. Administration	5
3.1 Committee.	5
3.2 Powers of Committee.	5
Article 4. Shares Subject to the Plan	7
4.1 Number of Shares Available for Grants.	7
4.2 Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change of Control.	7
Article 5. Eligibility and General Conditions of Awards	8
5.1 Eligibility.	8
5.2 Award Agreement.	8
5.3 General Terms and Termination of Affiliation.	8
5.4 Nontransferability of Awards.	9
5.5 Stand-Alone and Substitute Awards.	10
5.6 Compliance with Rule 16b-3.	10
Article 6. Stock Options	11
6.1 Grant of Options.	11
6.2 Award Agreement.	11
6.3 Option Price.	11
6.4 Grant of Incentive Stock Options.	11
6.5 Payment.	12
Article 7. Restricted Shares	13
7.1 Grant of Restricted Shares.	13
7.2 Award Agreement.	13
7.3 Consideration for Restricted Shares.	13
7.4 Effect of Forfeiture.	13
7.5 Escrow; Legends.	14
Article 8. Stock Appreciation Rights	14
8.1 Issuance.	14
8.2 Award Agreements.	14
8.3 Grant Price.	14
8.4 Exercise and Payment.	14
8.5 Grant Limitations.	14
Article 9. Right of First Refusal; Company Repurchase Rights	14
9.1 Right of First Refusal.	14
9.2 Drag Along Right.	15
9.3 Escrow Arrangement.	15
9.4 Lockup Provision.	16

9.5 Adjustments for Changes in Capital Structure.	16
9.6 Transfers to Competitors.	16
9.7 Termination.	16
Article 10. Amendment, Modification, and Termination	16
10.1 Amendment, Modification, and Termination.	16
10.2 Awards Previously Granted.	16
Article 11. Withholding	17
11.1 Required Withholding.	17
11.2 Notification under Code Section 83(b).	17
Article 12. Additional Provisions	18
12.1 Successors.	18
12.2 Severability.	18
12.3 Requirements of Law.	18
12.4 Securities Law Compliance.	18
12.5 No Rights as a Stockholder.	18
12.6 Nature of Payments.	19
12.7 Non-Exclusivity of Plan.	19
12.8 Governing Law.	19
12.9 Share Certificates.	19
12.10 Unfunded Status of Awards; Creation of Trusts.	19
12.11 Affiliation.	19
12.12 Participation.	19
12.13 Military Service.	20
12.14 Construction.	20
12.15 Headings.	20
12.16 Obligations.	20
12.17 Stockholder Approval.	20

SOS Hydration Inc.
2013 STOCK Incentive PLAN

Article 1.
Effective Date, Objectives and Duration

1.1               Effective Date of the Plan. SOS Hydration Inc. , a California corporation (the “Company”), hereby establishes the SOS Hydration Inc. 2013 Stock Incentive Plan (the “Plan”) as set forth herein effective [________________] (“Effective Date”), subject to approval by the Company’s stockholders.

1.2               Objectives of the Plan. The Plan is intended (a) to allow selected employees and officers of and consultants to the Company and certain of its affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its affiliates in attracting new employees, officers and consultants and retaining existing employees, officers and consultants, (b) to optimize the profitability and growth of the Company and its affiliates through incentives which are consistent with the Company’s goals, (c) to provide Grantees with an incentive for excellence in individual performance, (d) to promote teamwork among employees, officers, consultants and non-employee directors, and (e) to attract and retain highly qualified persons to serve as non-employee directors and to promote ownership by such non-employee directors of a greater proprietary interest in the Company, thereby aligning such non-employee directors’ interests more closely with the interests of the Company’s stockholders.

1.3               Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company (“Board”) to amend or terminate the Plan at any time pursuant to Article 10 hereof, until the tenth anniversary of the Effective Date of the Plan, or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions. The termination of the Plan shall not adversely affect any Awards outstanding on the date of termination.

Article 2.
Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1               “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

2.2               “Award” means Options (including Non-qualified Stock Options and Incentive Stock Options), Restricted Shares, or Stock Appreciation Rights granted under the Plan.

2.3               “Award Agreement” means the written agreement by which an Award shall be evidenced.

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2.4               “Board” means the Board of Directors of the Company.

2.5               “Cause” means, except as otherwise defined in an Award Agreement:

(a)                the commission of any act by a Grantee constituting financial dishonesty against the Company or any of its Affiliates, which could be chargeable as a crime under applicable law;

(b)                an act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would: (i) materially adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (ii) expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities or penalties;

(c)                the repeated failure to follow the directives of the Board or the chief executive officer of the Company or any of its Affiliates,

(d)                any material misconduct in violation of the Company’s or an Affiliate’s policies, or

(e)                willful and deliberate non-performance of the Grantee’s duties in connection with the business affairs of the Company or its Affiliates.

2.6               “Code” means the Internal Revenue Code of 1986 (and any successor Internal Revenue Code), as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.7               “Committee” has the meaning set forth in Section 3.1.

2.8               “Common Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 4.2(a).

2.9               “Disability” means a disability within the meaning of Section 22(e)(3) of the Code.

2.10           “Eligible Person” means any employee (including any officer) or non-employee director of, or non-employee consultant to, the Company or any Subsidiary. Solely for purposes of Section 5.5(b), the term Eligible Employee includes any current or former employee or non-employee director of, or consultant to, an Acquired Entity (as defined in Section 5.5(b)) who holds Acquired Entity Awards (as defined in Section 5.5(b)) immediately prior to the Acquisition Date (as defined in Section 5.5(b)).

2.11           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.12           “Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date, (i) the closing price on the date of determination reported in the table entitled “New York Stock Exchange Composite Transactions” contained in The Wall Street Journal (or an equivalent successor table) (or, if no sale of Shares was reported for such date, on the most recent trading day prior to such date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the closing sales price of the Shares on such other national exchange on which the Shares are principally traded, or as reported by the National Market System, or similar organization, as reported in the appropriate table or listing contained in The Wall Street Journal, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee.

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2.13           “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.14           “Grant Price” means the price per Share established by the Committee and set forth in a SAR granted pursuant to Article 8.

2.15           “Grantee” means a person who has been granted an Award.

2.16           “Holder” means, a Person holding any Shares pursuant to an Award made under this Plan, including the Grantee, any beneficiary of a deceased Grantee and any Permitted Transferee (as described in Section 5.4(c)).

2.17           “Immediate Family” has the meaning set forth in Section 5.4(c).

2.18           “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.19           “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.20           “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.21           “Option” means an option to purchase Shares at the Option Price per Share set forth in an Award Agreement granted under Article 6 of the Plan.

2.22           “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.23           “Option Term” means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

2.24           “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Award, each of the corporations other than the employer corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.25           “Period of Restriction” means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.26           “Permitted Transferee” has the meaning set forth in Section 5.4(c).

2.27           “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

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2.28           “Restricted Shares” means Shares that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.29           “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.30           “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.31           “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.32           “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.33           “Share” means a share of Common Stock, and such other securities of the Company or Surviving Company as may be substituted for Shares pursuant to Section 4.2 hereof.

2.34           “SAR Term” means the period beginning on the Grant Date of an SAR and ending on the date such SAR expires, terminates or is cancelled.

2.35           “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person pursuant to Article 8 to receive, upon exercise by the Grantee, an amount equal to the number of Shares with respect to which the SAR is granted multiplied by the excess of (i) the Fair Market Value of one Share on the date of exercise, over (ii) the Grant Price of the right as specified by the Committee.

2.36           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.37           “Surviving Company” means the Company or the surviving corporation in any merger or consolidation, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a sale of substantially all of the outstanding stock of the Company.

2.38           “Ten Percent Owner” means a person who as of the Grant Date with respect to an Incentive Stock Option owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Parent or Subsidiary.

2.39           “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an employee, officer, consultant or non-employee director, including by reason of any transaction that causes each Affiliate for whom the individual performs services to cease to be an Affiliate of the Company.

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Article 3.

Administration

3.1               Committee. Subject to Section 3.2, the Plan shall be administered by a committee (“Committee”) comprised of two or more directors who may be appointed by the Board from time to time and may be removed by the Board from time to time. Notwithstanding the foregoing, for purposes of Awards to non-employee directors, “Committee” shall mean the full Board. In the event that the Company or any Parent has a class of securities that is registered under Section 12 of the Exchange Act, the Committee shall be comprised of two or more directors of the Company, all of whom qualify as Section 16 Non-Employee Directors. The number of members of the Committee may from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3.

3.2               Powers of Committee. Subject to and consistent with the provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

(a)                to determine when, to whom and in what types and amounts Awards should be granted;

(b)                to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including the number of Shares to which an Award will relate, any Option Price, Grant Price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c)                to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(d)                to determine the Option Term and the SAR Term;

(e)                to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(f)                 to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time or to extend the period subsequent to the Termination of Affiliation within which an Award may be exercised;

(g)                to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

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(h)                to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(i)                 to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(j)                 to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(k)                to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to change the Option Price or to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Plan or Award Agreement specifically permits amendment without consent;

(l)                 to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(m)              to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(n)                to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles;

(o)                to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(p)                to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Section 5.6(c)).

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Article 4.

Shares Subject to the Plan

4.1               Number of Shares Available for Grants. The Plan authorizes the issuance of [one hundred thousand (100,000)] Shares subject to adjustments in accordance with Section 4.2. Shares issued pursuant Awards be made pursuant to Section 5.5(b) will not be charged against the Shares authorized for issuance under the Plan.

Only Shares actually issued shall be charged against the Shares authorized for issuance under the Plan. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares, shall again be available for grant under the Plan.

The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares to which an Award relates pursuant to the Plan.

Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2               Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change of Control.

(a)                Adjustment in Authorized Shares and Awards. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Option Price or Grant Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the number and kind of Shares of outstanding Restricted Shares or relating to any other outstanding Award in connection with which Shares are subject; provided, in each case, that with respect to Stock Options and SARs, no such adjustment shall be authorized to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Section 424(a) of the Code or otherwise subject any Grantee to taxation under Section 409A of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b)                Merger, Consolidation or Similar Corporate Transaction. In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the stock of the Company (a “Corporate Transaction”), unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, such Award shall be vested and non-forfeitable and any conditions on such Award shall lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable. If an Award becomes exercisable or non-forfeitable in lieu of assumption or replacement by the Surviving Company in a Corporate Transaction, the Committee may either (i) allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of the transactions and cancel any outstanding Awards that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all outstanding Awards of Options and SARs in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Grantee would have received (net of the Option Price and/or Grant Price) if such Options and SARs were fully vested and exercised immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Option or SAR is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Option Price with respect to any outstanding Option or the Grant Price with respect to any outstanding SAR exceeds the Fair Market Value of the Shares immediately prior to the consummation of the Corporation Transactions, such Awards shall be cancelled without any payment to the Grantee.

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(c)                Liquidation or Dissolution of the Company. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. Additionally, the Committee may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable and cause any conditions on any such Award to lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable and allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of such proposed action. Any Awards that remain unexercised upon consummation of such proposed action shall be cancelled.

Article 5.
Eligibility and General Conditions of Awards

5.1               Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2               Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3               General Terms and Termination of Affiliation. Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, at the time of a Termination of Affiliation shall be forfeited to the Company.

(a)                Options and SARs. Except as otherwise provided in an Award Agreement:

(i)                 If Termination of Affiliation occurs for a reason other than death, Disability or Cause, Options and SARs which were vested and exercisable immediately before such Termination of Affiliation shall remain exercisable for a period ending ninety (90) days following such Termination of Affiliation (but not later than the expiration of the Option Term or SAR Term, as applicable) and shall then terminate.

(ii)	If Termination of Affiliation occurs by reason of death or Disability, Options and SARs which were vested and exercisable immediately
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before such Termination of Affiliation shall remain exercisable for a period ending one (1) year following such Termination of Affiliation (but not later than the expiration of the Option Term or SAR Term, as applicable) and shall then terminate.

(b)                Restricted Shares. Except as otherwise provided in an Award Agreement, if Termination of Affiliation occurs for any reason, all Restricted Shares that are unvested or still subject to restrictions shall be forfeited by the Grantee and reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(c)                Leaves of Absence.

(i)	Unless the Committee provides otherwise, vesting of Options granted hereunder to officers and directors shall be suspended during any unpaid leave of absence.
(ii)	An Eligible Person shall not cease to be an Eligible Person in the case of (A) any leave of absence approved by the Company or one of its Affiliates or (B) transfers between locations of the Company or between the Company, its Affiliates.
(iii)	Notwithstanding the foregoing, no such leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or any of its Affiliates is not so guaranteed, the Grantee’s Termination of Affiliation will occur on the ninety-first (91st) day after such leave commences, unless the Grantee resumes active service prior to that date.

(d)                Change in Employment Status. Ninety (90) days after a Grantee ceases to be an employee of the Company and all Parents and Subsidiaries without having had a Termination of Affiliation, any Incentive Stock Option granted to such Grantee shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-qualified Stock Option.

(e)                Waiver by Committee. Notwithstanding the foregoing provisions of this Section 5.3, the Committee may in its sole discretion as to all or part of any Option or SAR as to any Grantee, at the time the Award is granted or thereafter, determine that such Options or SARs shall become exercisable or vested upon a Termination of Affiliation, determine that the Options or SARs shall continue to become exercisable or vested in full or in installments after Termination of Affiliation, extend the period for exercise of Options or SARs following Termination of Affiliation (but not beyond the earlier of ten (10) years from the date of grant of the Option or SAR or the end of the original Option Term or SAR Term). In addition, the Committee may in its sole discretion at any time prior to the forfeiture of any Restricted Shares granted to a Grantee, cause the forfeiture restrictions with respect to all or any portion of such Grantee’s Restricted Shares to lapse and become fully vested and nonforfeitable.

5.4               Nontransferability of Awards.

(a)                Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

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(b)                No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)                Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Awards other than Incentive Stock Options, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews or the spouse of any of the foregoing individuals. Such Award may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

5.5               Stand-Alone and Substitute Awards.

(a)                Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in substitution for any other Award granted under the Plan or any award or benefit granted by the Company or any Affiliate under any other plan, program, arrangement, contract or agreement (a “Non-Plan Award”). If an Award is granted in substitution for another Award or any Non-Plan Award, the Committee shall require the surrender of such other Award or Non-Plan Award in consideration for the grant of the new Award.

(b)                The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition (“Acquisition Date”) in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations of Section 4.1 on the number of Shares reserved or available for grants, and the limitations under Sections 6.3 and 8.3 with respect to Option Prices and Grant Prices for SARs, shall not apply to Substitute Awards granted under this subsection (b).

5.6               Compliance with Rule 16b-3. The provisions of this Section 5.6 will not apply unless the Company or any Parent has a class of stock that is registered under Section 12 of the Exchange Act.

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(a)                Six-Month Holding Period Advice. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b): (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(b)                Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(c)                Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

Article 6.
Stock Options

6.1               Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2               Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term (not to exceed ten (10) years from its Grant Date), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3               Option Price. The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, but in no case shall the Option Price be less than 100% of the Fair Market Value of a Share on the Grant Date.

6.4               Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a)                shall be granted only to an employee of the Company or a Subsidiary;

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(b)                shall, if granted to Ten Percent Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c)                shall have an Option Term of not more than ten (10) years (five years if the Grantee is a Ten Percent Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d)                shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any Parent or Subsidiary (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e)                shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f)                 shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within 10 days of such a Disqualifying Disposition;

(g)                shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h)                shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.5               Payment. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a)                cash, personal check or wire transfer;

(b)                Shares previously owned by the Grantee, valued at their Fair Market Value on the date of exercise;

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(c)                with the approval of the Committee, Restricted Shares held by the Grantee immediately prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise;

(d)                with the approval of the Committee, the Shares acquired upon the exercise of such Option, each such Share valued at the Fair Market Value of a Share on the date of exercise; or

(e)                subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

If any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Option Price, a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

At the discretion of the Committee and subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), the Company may loan a Grantee all or any portion of the amount payable by the Grantee to the Company upon exercise of the Option.

Article 7.
Restricted Shares

7.1               Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

7.2               Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws.

7.3               Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

7.4               Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value per Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical following the date of the event causing the forfeiture. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

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7.5               Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

Article 8.
Stock Appreciation Rights

8.1               Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

8.2               Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee; provided that no SAR grant shall have an SAR Term of more than ten (10) years from the date of grant of the SAR.

8.3               Grant Price. The Grant Price of a SAR shall be determined by the Committee in its sole discretion; provided that the Grant Price shall not be less than 100% of the Fair Market Value of a Share on the date of the grant of the SAR.

8.4               Exercise and Payment. Upon the exercise of a SAR, the Grantee shall be entitled to receive a payment in an amount equal to the product of number of Shares for which the SAR is then being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date of exercise of SARs over (ii) the Grant Price of the SARs. SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

8.5               Grant Limitations. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee's sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.

Article 9.
Right of First Refusal; Company Repurchase Rights

9.1               Right of First Refusal. In the event that a Holder desires at any time to sell or otherwise transfer all or any part of the Shares issued under this Plan then held by such Holder, the Holder first shall give written notice to the Company of his intention to make such transfer. Such notice shall state the number of Shares which the Holder proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights under this Section 9.1, the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Holder’s notice. Any Shares purchased by such proposed transferee shall no longer be subject to Article 9 of this Plan and such transferee shall not be considered a Holder hereunder. Any Shares not sold to the proposed transferee shall remain subject to Article 9 of this Plan.

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9.2               Drag Along Right. In the event the holders of a majority of the Company’s voting capital stock then outstanding (the “Majority Shareholders”) determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or fifty percent (50%) or more of the capital stock of the Company to any Person (other than an Affiliate of the Company or any of the Majority Shareholders), or to cause the Company to merge with or into or consolidate with any Person (other than an Affiliate of the Company or any of the Majority Shareholders) (in each case, the “Buyer”) in a bona fide negotiated transaction (a “Sale”), each Holder of Shares issued under the Plan, shall be obligated to and shall upon the written request of the Majority Shareholders: (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his or her Shares issued under the Plan that are then presently held by such Holder or that will be issued as a result of any such transaction on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred stock); and (b) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any Sale proposed by the Majority Shareholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents as the Majority Shareholders or the Buyer may reasonably require in order to carry out the terms and provisions of this 9.2.

9.3               Escrow Arrangement.

(a)                Escrow. In order to carry out the provisions of Sections 9.1 and 9.2 of this Plan more effectively, the Company may hold any Shares issued under this Plan in escrow together with separate stock powers executed by the Holder in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of any such Shares, execute a like stock power as to such Shares. The Company shall not dispose of such Shares except as otherwise provided in this Plan. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Holder as the Holder’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer subject to the Company’s right of repurchase, first refusal and drag along rights, the Company shall, at the written request of the Holder, deliver to the Holder a certificate representing such Shares with the balance of the Shares to be held in escrow pursuant to this Section 9.3.

(b)                Remedy. Without limitation of any other provision of this Plan or other rights, in the event that a Holder or any other Person is required to sell a Holder’s Shares pursuant to the provisions of Sections 9.1 or 9.2 hereof and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Shares the certificate or certificates evidencing such Issued Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for such Holder or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by such Holder as provided above. Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to sell the Shares to be sold pursuant to the provisions of Sections 9.1 or 9.2, such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Holder shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

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9.4               Lockup Provision. A Holder agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any Shares issued under this Plan (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s initial public offering or 90 days in the case of any other public offering.

9.5               Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company’s stock, the restrictions contained in this Article 9 shall apply with equal force to additional and/or substitute securities, if any, received by Holder in exchange for, or by virtue of his or her ownership of such Shares.

9.6               Transfers to Competitors. Notwithstanding anything contained herein to the contrary, no Shares issued under this Plan may be sold or otherwise transferred to a party that is a competitor of the Company without the prior written approval of the Board. Any sale or other purported sale of Shares in violation of this 9.6 shall be null and void.

9.7               Termination. The terms and provisions of Sections 9.1 or 9.2 and 9.6 shall terminate upon the closing of the Company’s initial public offering of the Company’s Common Stock or upon consummation of any Sale, in either case as a result of which any shares of Common Stock of the Company, the Surviving Company or any Parent are registered under Section 12 of the Exchange Act and publicly traded on NASDAQ/NMS or any national security exchange.

Article 10.
Amendment, Modification, and Termination

10.1           Amendment, Modification, and Termination. Subject to Section 10.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

10.2           Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

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Article 11.

Withholding

11.1           Required Withholding.

(a)                The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(i)                 payment of an amount in cash equal to the amount to be withheld;

(ii)               delivering part or all of the amount to be withheld in the form of Shares valued at their Fair Market Value on the Tax Date;

(iii)             requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld;

(iv)              withholding from any compensation otherwise due to the Grantee; or

(v)	at the discretion of the Committee and subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), the Company may loan a Grantee all or any portion of the amount to be withheld.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option to be satisfied by withholding Shares upon exercise of such Option pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by a Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares or delivery of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b)                Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

11.2           Notification under Code Section 83(b). If the Grantee, in connection with the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

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Article 12.

Additional Provisions

12.1           Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

12.2           Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12.3           Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

12.4           Securities Law Compliance.

(a)                If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b)                If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

12.5           No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

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12.6           Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

12.7           Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

12.8           Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California, other than its laws respecting choice of law.

12.9           Share Certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

12.10        Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

12.11        Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to the Company or any Affiliate.

12.12        Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

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12.13        Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

12.14        Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

12.15        Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

12.16        Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

12.17        Stockholder Approval. All Awards granted on or after the Effective Date and prior to the date the Company’s stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company’s stockholders.

DATE APPROVED BY THE BOARD OF DIRECTORS: [______________]

DATE APPROVED BY THE STOCKHOLDERS OF THE COMPANY: [______________]

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